As filed with the Securities and Exchange Commission on June 15, 2020
Registration No. 333-238960

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AGORA, INC.
(Exact name of Registrant as specified in its charter)

Cayman Islands	7372	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Floor 8, Building 12 Phase III of ChuangZhiTianDi 333 Songhu Road Yangpu District, Shanghai People’s Republic of China +86-400-632-6626
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Not Applicable
(Translation of Registrant’s name into English)

Agora Lab, Inc.
2804 Mission College Blvd., Suite 110
Santa Clara, California 95054
(408) 879-5885
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Michael Nordtvedt Steven V. Bernard Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304 (650) 493-9300	Chris K.H. Lin Yi Gao Simpson Thacher & Bartlett LLP c/o ICBC Tower, 35th Floor 3 Garden Road, Central Hong Kong +852-2514-7600

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company ☒
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall thereafter become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
This Amendment No. 1, or the Amendment, to the Registration Statement on Form F-1 (File No. 333-238960), or the Registration Statement, of Agora, Inc. is being filed solely for the purpose of filing Exhibits 3.2, 4.2, 10.9, 10.10, 10.11, 10.12 and 99.1 and updating Item 6 (Indemnification of Directors and Officers) and Item 8(a) (Exhibit Index) of Part II of the Registration Statement. Accordingly, the Amendment consists solely of the facing page, this explanatory note, Part II of the Registration Statement, the signatures and the filed exhibits and is not intended to amend or delete any part of the Registration Statement except as specifically noted herein.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 6.   Indemnification of Directors and Officers
Cayman Islands law does not limit the extent to which a company’s articles of association may provide indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to the public interest, such as providing indemnification against civil fraud or the consequences of committing a crime. The registrant’s articles of association provide that each officer or director of the registrant shall be indemnified out of the assets of the registrant against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons, other than by reason of such person’s dishonesty, wilful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.
Under the form of indemnification agreement filed as Exhibit 10.12 to this registration statement, we will agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or executive officer.
The form of underwriting agreement to be filed as Exhibit 1.1 to this registration statement will also provide for indemnification of us and our officers and directors.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 7.   Recent Sales of Unregistered Securities
During the past three years, Agora, Inc., or Agora, which is the registrant, and Agora IO, Inc, or Agora IO, which is the former parent company of Agora and now a wholly owned subsidiary thereof, have issued the securities presented in the table below. As part of a corporate reorganization completed on January 19, 2020:

•
Each shareholder of Agora IO exchanged all of their ordinary and preferred shares of Agora IO for an equivalent number of ordinary and preferred shares of Agora issued via a share swap agreement, resulting in Agora becoming the sole shareholder of Agora IO, and Agora IO and its former shareholders becoming the shareholders of Agora;

•
Immediately after the share swap, (1) Agora IO reclassified and re-designated all of the preferred shares of Agora IO held by Agora into ordinary shares of Agora IO, (2) Agora repurchased all ordinary shares of Agora held by Agora IO and (3) Agora IO repurchased an equivalent number of ordinary shares of Agora IO held by Agora, collectively resulting in the former Agora IO shareholders remaining shareholders of Agora and Agora IO becoming a wholly owned subsidiary of Agora and no longer a shareholder of Agora; and

•
Agora assumed all options granted by Agora IO under the 2018 Equity Incentive Plan, or the 2018 Plan, resulting in the shares subject to the options becoming the same number of shares of Agora instead of shares of Agora IO, but without otherwise affecting the number of options granted, the shares subject to the options, the exercise price of each award, the vesting commencement date or schedule, or the other terms and conditions in the respective award agreements. Agora IO then terminated the 2018 Plan without affecting the then-outstanding awards under the 2018 Plan.

We believe that each of the following issuances was exempt from registration under the Securities Act in reliance on Regulation D or Rule 701 under the Securities Act or pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering or Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in any of these securities issuances.

Securities/Purchaser	Issuer	Date of Issuance	Number of Securities	Consideration
Series C+ Preferred Shares
Coatue PE Asia XVI LLC	Agora	February 12, 2020	6,624,492	US$21,990,001.00
Internet Fund VI Pte. Ltd.	Agora	February 12, 2020	6,624,492	US$21,990,001.00
Evolution Special Opportunity Fund I, L.P.	Agora	February 12, 2020	1,576,979	US$5,234,783.00
Evolution Fund I Co-investment, L.P.	Agora	February12, 2020	236,547	US$785,217.00

Series C Preferred Shares
Shunwei Technology II Limited	Agora	January 19, 2020	3,479,341	No additional consideration
Morningside China TMT Special Opportunity Fund II, L.P.	Agora	January 19, 2020	4,744,556	No additional consideration
Morningside China TMT Fund IV Co-Investment, L.P.	Agora	January 19, 2020	474,456	No additional consideration
Coatue PE Asia XVI LLC	Agora	January 19, 2020	20,876,048	No additional consideration
SIG Global China Fund I, LLLP	Agora	January 19, 2020	5,219,012	No additional consideration
Shunwei Technology II Limited	Agora IO	October 23, 2018	3,479,341	US$6,666,667.00
Morningside China TMT Special Opportunity Fund II, L.P.	Agora IO	October 23, 2018	4,744,556	US$9,090,909.00
Morningside China TMT Fund IV Co-Investment, L.P.	Agora IO	October 23, 2018	474,456	US$909,091.00
Coatue PE Asia XVI LLC	Agora IO	October 1, 2018	20,876,048	US$40,000,000.00
SIG Global China Fund I, LLLP	Agora IO	October 1, 2018	5,219,012	US$10,000,000.00

Series B+ Preferred Shares
SIG China Investments Master Fund III, LLLP	Agora	January 19, 2020	15,047,022	No additional consideration
Shunwei Technology II Limited	Agora	January 19, 2020	2,507,837	No additional consideration
GGV Capital IV L.P.	Agora	January 19, 2020	490,539	No additional consideration
GGV Capital IV Entrepreneurs Fund L.P.	Agora	January 19, 2020	10,401	No additional consideration
Morningside China TMT Fund IV Co-Investment, L.P.	Agora	January 19, 2020	781,419	No additional consideration
Morningside China TMT Special Opportunity Fund II, L.P.	Agora	January 19, 2020	7,814,192	No additional consideration
SIG China Investments Master Fund III, LLLP	Agora IO	May 18, 2017	15,047,022	US$18,000,000.00
Shunwei Technology II Limited	Agora IO	May 18, 2017	2,507,837	US$3,000,000.02
Morningside China TMT Fund IV Co-Investment, L.P.	Agora IO	May 18, 2017	781,419	US$934,772.69
Morningside China TMT Special Opportunity Fund II, L.P.	Agora IO	May 18, 2017	7,814,192	US$9,347,726.87
GGV Capital IV L.P.	Agora IO	May 18, 2017	490,539	US$586,807.28
GGV Capital IV Entrepreneurs Fund L.P.	Agora IO	May 18, 2017	10,401	US$12,442.20

Securities/Purchaser	Issuer	Date of Issuance	Number of Securities	Consideration
Series B Preferred Shares
SIG China Investments Master Fund III, LLLP	Agora	January 19, 2020	18,808,777	No additional consideration
Morningside China TMT Top Up Fund, L.P.	Agora	January 19, 2020	23,260,188	No additional consideration
Shunwei Technology II Limited	Agora	January 19, 2020	5,078,370	No additional consideration
GGV Capital IV L.P.	Agora	January 19, 2020	2,946,919	No additional consideration
GGV Capital IV Entrepreneurs Fund L.P.	Agora	January 19, 2020	62,485	No additional consideration
IDG Technology Venture Investment V, L.P.	Agora	January 19, 2020	626,959	No additional consideration

Series A Preferred Shares
YY TZ Limited	Agora	January 19, 2020	7,222,222	No additional consideration
Shunwei Technology II Limited	Agora	January 19, 2020	20,000,000	No additional consideration
Duowan Entertainment Corp.	Agora	January 19, 2020	18,626,960	No additional consideration
Morningside China TMT Fund II, L.P.	Agora	January 19, 2020	2,000,000	No additional consideration
GGV Capital IV Entrepreneurs Fund L.P.	Agora	January 19, 2020	41,527	No additional consideration
GGV Capital IV L.P.	Agora	January 19, 2020	1,958,473	No additional consideration
CRCM Opportunity Fund, L.P.	Agora	January 19, 2020	3,000,000	No additional consideration
Yan Capital L.P.	Agora	January 19, 2020	2,777,778	No additional consideration
Yan Capital L.P.	Agora IO	May 18, 2017	2,777,778	US$277.78 and finder services

Ordinary Shares
Soundscape Limited	Agora	January 19, 2020	76,179,938	No additional consideration
VoiceCrew Limited	Agora	January 19, 2020	45,800,000	No additional consideration
Agora IO, Inc	Agora	January 19, 2020	109,825,419	No additional consideration

Options
Certain directors, officers, employees and consultants of the Company as a group	Agora and Agora IO	From April 30, 2017 through March 31, 2020	31,176,758	Past and future services to us
Item 8.   Exhibits and Financial Statement Schedules

(a)	Exhibits
See Exhibit Index beginning on page II-5 of this Registration Statement.

(b)	Financial Statement Schedules
All supplement schedules are omitted because of the absence of conditions under which they are required or because the information is shown in the financial statements or notes thereto.
Item 9.   Undertakings
The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant under the provisions described in Item

6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
The undersigned registrant hereby undertakes that:

(1)
For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
1.1*	Form of Underwriting Agreement
3.1†	Fourth Amended and Restated Memorandum and Articles of Association of the Registrant, as currently in effect
3.2	Form of Fifth Amended and Restated Memorandum and Articles of Association of the Registrant, effective immediately prior to the completion of this offering
4.1*	Registrant’s Specimen American Depositary Receipt (included in Exhibit 4.3)
4.2	Registrant’s Specimen Certificate for Class A ordinary shares
4.3*	Form of Deposit Agreement by and among the Registrant, the depositary and the owners and holders of American Depositary Shares issued thereunder
4.4†	Amended and Restated Shareholders Agreement by and among the Registrant and the other parties named therein, dated as of February 12, 2020
5.1*	Opinion of Maples and Calder (Hong Kong) LLP regarding the validity of the Class A ordinary shares being registered
8.1*	Opinion of Maples and Calder (Hong Kong) LLP regarding certain Cayman Islands tax matters (included in Exhibit 5.1)
10.1†
English translation of the Share Pledge Agreement, dated as of June 18, 2015, by and among Dayin Network Technology Co., Ltd., Shanghai Zhaoyan Network Technology Co., Ltd. and each shareholder of Shanghai Zhaoyan Network Technology Co., Ltd.

10.2†
English translation of the Voting Rights Proxy Agreement, dated as of June 18, 2015, by and among Dayin Network Technology Co., Ltd., Shanghai Zhaoyan Network Technology Co., Ltd. and each shareholder of Shanghai Zhaoyan Network Technology Co., Ltd.

10.3†	English translation of the Power of Attorney of Bin (Tony) Zhao pursuant to the Voting Rights Proxy Agreement, dated as of June 18, 2015
10.4†	English translation of the Power of Attorney of Wenjing Ma pursuant to the Voting Rights Proxy Agreement, dated as of June 18, 2015
10.5†
English translation of the Exclusive Technology Consulting and Services Agreement, dated as of June 18, 2015, by and between Dayin Network Technology Co., Ltd. and Shanghai Zhaoyan Network Technology Co., Ltd.

10.6†
English translation of the Exclusive Option Agreement, dated as of June 18, 2015, by and among Dayin Network Technology Co., Ltd., Shanghai Zhaoyan Network Technology Co., Ltd. and each shareholder of Shanghai Zhaoyan Network Technology Co., Ltd.

10.7†	2014 Equity Incentive Plan
10.8†	2018 Equity Incentive Plan
10.9	Global Equity Incentive Plan
10.10	Employee Stock Purchase Plan
10.11	Form of Employment Agreement between the Registrant and its executive officers
10.12	Form of Indemnification Agreement between the Registrant and its directors and executive officers
21.1†	Subsidiaries of the Registrant
23.1†	Consent of PricewaterhouseCoopers Zhong Tian LLP
23.2*	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)
23.3†	Consent of King & Wood Mallesons (included in Exhibit 99.2)
24.1†	Powers of Attorney (included on the signature page)
99.1	Code of Business Conduct and Ethics of the Registrant
99.2†	Opinion of King & Wood Mallesons
99.3†	Consent of Jenny Hong Wei Lee
99.4†	Consent of Eric He
________________

*	To be filed by amendment.

†	Previously filed.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, China on June 15, 2020.

AGORA, INC.

By:	/s/ Bin (Tony) Zhao
	Name:	Bin (Tony) Zhao
	Title:	Chief Executive Officer and Chairman
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Bin (Tony) Zhao	Chief Executive Officer and Chairman (Principal Executive Officer)	June 15, 2020
Bin (Tony) Zhao

/s/ Jingbo Wang	Chief Financial Officer (Principal Financial and Accounting Officer)	June 15, 2020
Jingbo Wang

*	Director	June 15, 2020
Qin Liu

*	Director	June 15, 2020
Tuck Lye Koh

* By:	/s/ Bin (Tony) Zhao
Bin (Tony) Zhao
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Agora, Inc., has signed this registration statement or amendment thereto in Santa Clara, California on June 15, 2020.

AGORA LAB, INC.

By:	/s/ Regev (Reggie) Yativ
	Name:	Regev (Reggie) Yativ
	Title:	Chief Revenue Officer and Chief Operating Officer